Sheet1

ML Multi-State Municipal Series Trust
Series Number: 5
File Number: 811-4375
CIK Number: 774013
Merrill Lynch New Jersey Municipal Bond Fund
For the Period Ending: 07/31/2000

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended July 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

11/22/99	$2,600	New Jersey EDA	5.00%	08/01/2030

ML Multi-State Municipal Series Trust
Series Number: 5
File Number: 811-4375
CIK Number: 774013
Merrill Lynch New Jersey Municipal Bond Fund
For the Period Ending: 07/31/2000

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended July 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

11/22/99	$2,600	New Jersey EDA	5.00%	08/01/2030

Last Updated on 09/28/2000
By Karen Lang